UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2015

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 7, 2015, Monsanto Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement,” which term includes the Pricing Agreement attached thereto as Exhibit I) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the underwriters named therein (collectively, the “Underwriters”), related to the sale by the Company of (i) $300,000,000 principal amount of its 2.850% Senior Notes due 2025 (the “Notes due 2025”), and (ii) $500,000,000 principal amount of its 3.950% Senior Notes due 2045 (the “Notes due 2045” and, together with the Notes due 2025, the “Notes”). The Notes were issued on April 10, 2015 pursuant to an Indenture (the “Indenture”), dated as of July 1, 2014, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In connection with the offering of the Notes, we are filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-197036): (i) the Underwriting Agreement and Pricing Agreement (Exhibit 1.1 to this Current Report on Form 8-K), (ii) the forms of Notes (Exhibits 4.1 and 4.2 to this Current Report on Form 8-K) and (iii) the opinion of counsel with respect to the status of the Notes as binding obligations (Exhibit 5.1 to this Current Report on Form 8-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement and Pricing Agreement, dated as of April 7, 2015, by and among Monsanto Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters.

4.1	Form of 2.850% Note due 2025.

4.2	Form of 3.950% Note due 2045.

5.1	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONSANTO COMPANY

Date: April 10, 2015	By:	/s/ Jennifer L. Woods
		Name:	Jennifer L. Woods
		Title:	Assistant Secretary

EXHIBIT INDEX

1.1	Underwriting Agreement and Pricing Agreement, dated as of April 7, 2015, by and among Monsanto Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters.

4.1	Form of 2.850% Note due 2025.

4.2	Form of 3.950% Note due 2045.

5.1	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).

4